Exhibit 99.1
PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Robert Milligan
Chief Financial Officer	Senior Vice President of Corporate Finance
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480-258-6637	480-998-3478
kelliepruitt@htareit.com	robertmilligan@htareit.com
HEALTHCARE TRUST OF AMERICA, INC. REPORTS 3.2% INCREASE IN SAME-PROPERTY CASH NOI, $148 MILLION IN ACQUISITIONS AND NORMALIZED FFO OF $0.16 PER DILUTED SHARE
Scottsdale, Arizona (November 4, 2013) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the quarter ended September 30, 2013.
Normalized FFO was $0.16 per diluted share. Same-Property Cash NOI growth was 3.2%, which resulted primarily from annual rent increases, strong tenant retention and the reduction of portfolio wide operating expenses. During the quarter, HTA completed $148 million of acquisitions, while maintaining a fortress balance sheet with leverage at the end of the quarter of approximately 31.0%.
HTA also announced that the Board of Directors had elected that the final tranche of its shares of Class B common stock would convert early to shares of Class A common stock after the market closes on November 7, 2013 and would be eligible for trading on the NYSE thereafter. The first two tranches of HTA’s shares of Class B common stock converted to shares of Class A common stock on December 6, 2012 and June 6, 2013, respectively.
Third Quarter 2013 Highlights
Operating

•	FFO: $0.15 per diluted share, or $34.4 million, an increase of $0.03 per diluted share, compared to Q3 2012.

•	Normalized FFO: $0.16 per diluted share, or $37.9 million, unchanged per diluted share, compared to Q3 2012.

•	Normalized FAD: $0.14 per diluted share, or $33.8 million, an increase of $0.01 per diluted share, or 7.7%, compared to Q3 2012.

•	Same-Property Cash NOI: $50.3 million, an increase of $1.6 million, or 3.2%, compared to Q3 2012. Same-property cash rental revenue increased 2.0%, compared to Q3 2012.

•	Rental Income: $81.9 million, an increase of $5.4 million, or 7.1%, compared to Q3 2012.

•	NOI: $57.1 million, an increase of $4.9 million, or 9.3%, compared to Q3 2012.
Portfolio

•
Acquisitions: During the quarter, HTA completed four acquisitions totaling $147.8 million (91.1% leased and approximately 750,000 square feet of GLA), resulting in year-to-date acquisitions of $241.9 million. In addition, HTA has executed two definitive purchase agreements to acquire two medical office building totaling approximately $30 million, which are expected to close in Q4 2013.

•
Portfolio: As of the end of the quarter, HTA’s portfolio was 96% on-campus or aligned with leading healthcare systems. The portfolio was located in 27 states and totaled 13.6 million square feet of GLA. Approximately 56% of annual base rent comes from credit rated tenants.

•	Occupancy: At the end of the quarter, the occupancy rate of HTA’s portfolio increased to 91.4% by GLA.

•
Leasing: During the quarter, HTA entered into new or renewal leases on approximately 169,000 square feet of GLA, or approximately 1.2% of its portfolio. Tenant retention for the quarter was approximately 82% by GLA.

•	In-House Property Management and Leasing Platform: At the end of the quarter, HTA’s in-house property management and leasing platform operated 11.8 million square feet, or 86% of total GLA.

Balance Sheet and Liquidity

•
Share Conversion: HTA announced that the Board of Directors had elected that the final tranche of Class B common stock totaling 57.3 million shares will convert to Class A common stock after the market closes on November 7, 2013. As a result of this conversion on November 7, 2013, all of the shares of HTA’s Class B common stock will have converted to shares of Class A common stock and HTA will have 236.9 million shares of Class A common stock outstanding which will be eligible to trade on the NYSE.

•	Equity ATM Program: During the quarter, HTA issued and sold approximately $105.5 million of Class A common stock through its equity ATM program, at an average price of $10.92 per share.

•
Balance Sheet: At the end of the quarter, HTA had total liquidity of $732.2 million, including $650.0 million of availability on its unsecured revolving credit facility and $82.2 million of cash and cash equivalents. The leverage ratio of total debt to total capitalization was 31.0%.

Financial Results
Normalized FFO and FFO
Normalized Funds from Operations, or Normalized FFO, was $0.16 per diluted share, or $37.9 million, for the three months ended September 30, 2013, compared to $0.16 per diluted share, or $35.4 million, for the three months ended September 30, 2012.
FFO was $0.15 per diluted share, or $34.4 million, for the three months ended September 30, 2013, compared to $0.12 per diluted share, or $26.5 million, for the three months ended September 30, 2012.
Normalized FAD
Normalized Funds Available for Distribution, or Normalized FAD, was $0.14 per diluted share, or $33.8 million, for the three months ended September 30, 2013, an increase of 7.7% from $0.13 per diluted share, or $29.0 million, for the three months ended September 30, 2012. The third quarter payout ratio was approximately 100% of Normalized FAD.
Rental Income
Rental income increased 7.1% to $81.9 million for the three months ended September 30, 2013, compared to $76.5 million for the three months ended September 30, 2012. This increase in rental income was primarily driven by $268.7 million of completed acquisitions since September 30, 2012.
NOI
Net Operating Income, or NOI, was $57.1 million for the three months ended September 30, 2013, compared to $52.3 million for the three months ended September 30, 2012.
Same-Property Cash NOI
Same-Property Cash NOI increased 3.2% to $50.3 million for the three months ended September 30, 2013, compared to $48.7 million for the three months ended September 30, 2012.
General and Administrative Expenses
General and administrative expenses were $6.0 million for the three months ended September 30, 2013, compared to $5.2 million for the three months ended September 30, 2012. This increase was primarily due to certain expenses associated with our transition to a publicly traded company and some additional expense associated with our leasing teams.
Interest Expense and Change in the Fair Value of Derivative Financial Instruments
Interest expense and change in the fair value of derivative financial instruments for the three months ended September 30, 2013 was $15.2 million, which included $13.2 million of interest expense related to debt and interest rate swaps, and $2.0 million net loss on the change in the fair value of HTA’s derivative financial instruments.
HTA ended the quarter with a weighted average borrowing cost of 4.16% per annum, inclusive of interest rate swaps. The weighted average remaining term of the debt portfolio increased to 5.4 years from 4.3 years at December 31, 2012.
Net Income or Loss
Net income for the three months ended September 30, 2013 was $5.0 million, compared to a net loss of $2.9 million for the three months ended September 30, 2012.
Balance Sheet
As of September 30, 2013, HTA had total assets of $2.7 billion, cash and cash equivalents of $82.2 million, and $650.0 million available on its unsecured revolving credit facility. The leverage ratio of total debt to total capitalization was 31.0%.

Occupancy & Tenant Retention
The occupancy rate of HTA’s portfolio, including month-to-month leases and leases that have been executed, but which have not yet commenced, was 91.4% by GLA. Tenant retention for the quarter was approximately 82% by GLA.
Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was approximately 40% as of September 30, 2013 and approximately 56% of HTA’s annualized base rent is derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management and Leasing Platform
As of September 30, 2013, HTA’s in-house property management and leasing platform operated 11.8 million square feet, or 86% of total GLA.
FFO, Normalized FFO and Normalized FAD
HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO, as net income or loss attributable to controlling interests (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment write-downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real asset values have historically risen or fallen based on market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to controlling interest.
HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. FFO should be reviewed in connection with other GAAP measurements.
HTA computes Normalized FFO, which excludes from FFO acquisition-related expenses, listing expenses, net change in fair value of derivative financial instruments, noncontrolling income from OP units included in diluted shares, transitional expenses, acceleration of deferred financing costs, escrow settlement revenue, debt extinguishment costs and other normalizing items. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITS and, accordingly, may not be comparable to such other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of our financial performance or to cash flows from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund our needs. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA also computes Normalized FAD, which excludes from Normalized FFO other income or expense, non-cash compensation expense, straight-line rent adjustments, amortization of acquired below and above market leases, deferred revenue - tenant improvement related, amortization of deferred financing costs and recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its ability to fund its ongoing dividends. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. Normalized FAD should be reviewed in connection with other GAAP measurements.

The following is the reconciliation of FFO, Normalized FFO and Normalized FAD to net income or loss attributable to controlling interest for the three and nine months ended September 30, 2013 and 2012 (amounts in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss) attributable to controlling interest	$4,823	$(2,952)	$20,199	$(22,588)
Depreciation and amortization expense (including amounts in discontinued operations)	29,581	29,458	87,725	87,779
FFO	$34,404	$26,506	$107,924	$65,191
FFO per share - basic	$0.15	$0.12	$0.48	$0.29
FFO per share - diluted	$0.15	$0.12	$0.48	$0.29
Acquisition-related expenses	1,403	1,341	3,086	6,633
Listing expenses	—	4,751	4,405	17,295
Net change in fair value of derivative financial instruments	1,955	2,520	(8,573)	7,815
Noncontrolling income from operating partnership units included in diluted shares	173	1	384	9
Transitional expenses	—	350	—	2,054
Acceleration of deferred financing costs	—	—	590	415
Escrow settlement revenue	—	—	—	(350)
Debt extinguishment costs	—	—	—	1,886
Other normalizing items	(4)	(54)	(36)	81
Normalized FFO	$37,931	$35,415	$107,780	$101,029
Normalized FFO per share - basic	$0.16	$0.16	$0.48	$0.45
Normalized FFO per share - diluted	$0.16	$0.16	$0.48	$0.45

Normalized FFO	$37,931	$35,415	$107,780	$101,029
Other (income) expense	(10)	24	(28)	(67)
Non-cash compensation expense	461	175	1,369	1,157
Straight-line rent adjustments, net	(1,565)	(1,898)	(4,934)	(6,462)
Amortization of acquired below and above market leases, net	506	576	1,576	1,598
Deferred revenue - tenant improvement related	(28)	(146)	(338)	(412)
Amortization of deferred financing costs	809	827	2,456	2,473
Recurring capital expenditures, tenant improvements and leasing commissions	(4,327)	(5,929)	(10,377)	(11,802)
Normalized FAD	$33,777	$29,044	$97,504	$87,514
Normalized FAD per share - basic	$0.15	$0.13	$0.43	$0.39
Normalized FAD per share - diluted	$0.14	$0.13	$0.43	$0.39
Weighted average number of shares outstanding:
Basic	232,514	218,264	225,132	225,501
Diluted	235,023	218,420	226,771	225,657

NOI, Cash NOI and Same-Property Cash NOI
NOI is a non-GAAP financial measure that is computed as net income or loss (computed in accordance with GAAP) before general and administrative expenses, non-traded REIT expenses, acquisition-related expenses, depreciation and amortization expense, listing expenses, interest expense and net change in the fair value of derivative financial instruments, debt extinguishment costs and other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the evaluation of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired below and above market leases and other non-cash and normalizing items. HTA believes that Cash NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “same-property.” Same-property amounts are calculated as the amounts attributable to all properties which have been owned and operated by HTA during the entire span of all periods reported, excluding properties held for sale. Therefore, any properties acquired after the first day of the earlier comparison period and any real estate notes receivable interest income are excluded from same properties. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.
The following is the reconciliation of NOI, Cash NOI and Same-Property Cash NOI to net income or loss for the three and nine months ended September 30, 2013 and 2012 (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss)	$5,005	$(2,931)	$20,622	$(22,551)
General and administrative expenses	5,980	5,164	18,645	16,079
Non-traded REIT expenses	—	350	—	4,197
Acquisition-related expenses	1,403	1,341	3,086	6,633
Depreciation and amortization expense (including amounts in discontinued operations)	29,581	29,458	87,725	87,779
Listing expenses	—	4,751	4,405	17,295
Interest expense and net change in fair value of derivative financial instruments (including amounts in discontinued operations)	15,188	14,132	30,579	41,097
Debt extinguishment costs	—	—	—	1,886
Other (income) expense	(10)	24	(28)	(67)
NOI	$57,147	$52,289	$165,034	$152,348
NOI percentage growth	9.3%		8.3%

NOI	$57,147	$52,289	$165,034	$152,348
Straight-line rent adjustments, net	(1,565)	(1,898)	(4,934)	(6,462)
Amortization of acquired below and above market leases, net	506	576	1,576	1,598
Other non-cash and normalizing items	(231)	(129)	(513)	(382)
Cash NOI	$55,857	$50,838	$161,163	$147,102
Notes receivable interest income	(562)	(946)	(1,654)	(3,618)
Non Same-Property Cash NOI	(4,976)	(1,153)	(24,677)	(12,588)
Same-Property Cash NOI	$50,319	$48,739	$134,832	$130,896
Same-Property Cash NOI percentage growth	3.2%		3.0%

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA), a publicly traded real estate investment trust, is a fully-integrated, leading owner of medical office buildings.  HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are predominately located on or aligned with campuses of nationally or regionally recognized healthcare systems in the U.S.
Since its formation in 2006, HTA has built a portfolio of properties that totals approximately $2.8 billion based on purchase price and is comprised of approximately 13.6 million square feet of gross leasable area, or GLA, located in 27 states. HTA has developed a national property management and leasing platform which it directs through its primary regional offices in Scottsdale, Indianapolis, Atlanta and Charleston. At the end of the third quarter, approximately 86% of HTA’s total portfolio GLA is managed internally on this platform.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the assessment of strategic success of our strategic alternatives, including potential liquidity alternatives; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K and in our other filings with the SEC.

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Real estate investments:
Land	$195,115	$183,651
Building and improvements	2,215,513	2,044,113
Lease intangibles	386,801	352,884
Property held for sale, net	21,138	—
	2,818,567	2,580,648
Accumulated depreciation and amortization	(415,615)	(349,118)
Real estate investments, net	2,402,952	2,231,530
Real estate notes receivable	28,520	20,000
Cash and cash equivalents	82,181	15,956
Restricted cash and escrow deposits	20,068	17,623
Receivables and other assets, net	104,996	84,970
Other intangibles, net	41,794	44,011
Non-real estate assets of property held for sale, net	1,009	—
Total assets	$2,681,520	$2,414,090
LIABILITIES AND EQUITY
Liabilities:
Debt, net	$1,125,792	$1,037,359
Accounts payable and accrued liabilities	86,795	63,443
Derivative financial instruments - interest rate swaps	3,258	9,370
Security deposits, prepaid rent and other liabilities	32,327	24,450
Intangible liabilities, net	11,262	11,309
Total liabilities	1,259,434	1,145,931
Commitments and contingencies
Redeemable noncontrolling interest of limited partners	3,375	3,564
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 900,000,000 and 700,000,000 shares authorized as of September 30, 2013 and December 31, 2012, respectively; 178,475,080 and 100,086,387 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	1,785	1,001
Class B common stock, $0.01 par value; 100,000,000 and 300,000,000 shares authorized as of September 30, 2013 and December 31, 2012, respectively; 57,268,109 and 114,566,254 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	573	1,146
Additional paid-in capital	2,115,596	1,885,836
Cumulative dividends in excess of earnings	(712,148)	(633,717)
Total stockholders’ equity	1,405,806	1,254,266
Noncontrolling interest	12,905	10,329
Total equity	1,418,711	1,264,595
Total liabilities and equity	$2,681,520	$2,414,090

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental income	$81,906	$76,465	$234,338	$220,222
Interest income from real estate notes receivable and other income	635	1,067	1,874	3,683
Total revenues	82,541	77,532	236,212	223,905
Expenses:
Rental	25,774	25,744	72,235	73,038
General and administrative	5,980	5,164	18,645	16,079
Non-traded REIT	—	350	—	4,197
Acquisition-related	1,403	1,341	3,086	6,633
Depreciation and amortization	29,581	29,228	87,554	87,091
Listing	—	4,751	4,405	17,295
Total expenses	62,738	66,578	185,925	204,333
Income (loss) before other income (expense)	19,803	10,954	50,287	19,572
Other income (expense):
Interest expense:
Interest related to debt	(12,146)	(10,172)	(35,543)	(30,648)
Interest related to derivative financial instruments and net change in fair value of derivative financial instruments	(3,042)	(3,832)	5,125	(10,066)
Debt extinguishment costs	—	—	—	(1,886)
Other income (expense)	10	(24)	28	67
Income (loss) from continuing operations	4,625	(3,074)	19,897	(22,961)
Income from discontinued operations	380	143	725	410
Net income (loss)	$5,005	$(2,931)	$20,622	$(22,551)
Net income attributable to noncontrolling interests	(182)	(21)	(423)	(37)
Net income (loss) attributable to controlling interest	$4,823	$(2,952)	$20,199	$(22,588)
Earnings (losses) per share attributable to controlling interest - basic:
Continuing operations	$0.02	$(0.01)	$0.09	$(0.10)
Discontinued operations	0.00	0.00	0.00	0.00
Net income (loss)	$0.02	$(0.01)	$0.09	$(0.10)
Earnings (losses) per share attributable to controlling interest - diluted:
Continuing operations	$0.02	$(0.01)	$0.09	$(0.10)
Discontinued operations	0.00	0.00	0.00	0.00
Net income (loss)	$0.02	$(0.01)	$0.09	$(0.10)
Weighted average number of shares outstanding:
Basic	232,514	218,264	225,132	225,501
Diluted	235,023	218,264	226,771	225,501